UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 21, 2013 (October 11, 2013)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Recent Developments at Suffolk Downs Joint Venture

Caesars Entertainment Corporation (the “Registrant”) holds a minority ownership, and has a management agreement related to operating a casino, with Sterling Suffolk Racecourse, LLC (“Sterling Suffolk”), owner of Suffolk Downs racecourse in East Boston, Massachusetts. Sterling Suffolk recently made a bid for a casino license at its facility. On October 18, 2013, the Registrant received a report issued to the Massachusetts Gaming Commission from the Director of the Investigations and Enforcement Bureau for the Massachusetts Gaming Commission (the “Bureau”) which raised certain issues for consideration when evaluating the Registrant’s suitability as a qualifier in Massachusetts. In particular, the director primarily cited the Registrant’s business relationship related to a license agreement for branding of a hotel that was entered into in 2013 (and recently terminated). In addition, the report noted matters related to the CEO of Caesars Acquisition Company, who has been an employee of a subsidiary of the Registrant since 2009. All matters raised by the director with respect to the CEO of Caesars Acquisition Company relate to his employment by public companies in the internet gaming industry which occurred prior to his employment with the Registrant and are part of the public domain. The director also cited the Registrant’s financial condition as a factor, although the report does state that the director believes that the Registrant currently demonstrates the requisite financial stability for licensure in Massachusetts. The recommendation of the director to the Massachusetts Gaming Commission was that the Registrant has not met its burden by clear and convincing evidence to establish its suitability. Although the Registrant strongly disagrees with the director’s recommendation, the Registrant has decided to withdraw its application as a qualifier in Massachusetts for the benefit of Sterling Suffolk.

The Registrant notes that neither it nor its affiliates have been found unsuitable by any licensing authority. This matter related to the finding of an investigation that was delivered to a licensing authority, which has not made any findings. In addition, all but one of the issues raised by the Bureau, the license agreement for branding of a hotel, relate to circumstances that are at least several years old, and, to date, have not been the subject of a finding of unsuitability. Nonetheless, in light of these recent events, the Registrant cannot assure you that existing or future jurisdictions would not raise similar questions with respect to the Registrant’s suitability, and the Registrant cannot assure you that such issues will not adversely affect it or its financial condition.

Federal Investigation

In recent years, governmental authorities have been increasingly focused on anti-money laundering (“AML”) policies and procedures, with a particular focus on the gaming industry. As an example, a major gaming company recently settled a U.S. Attorney investigation into its AML practices. On October 11, 2013, a subsidiary of the Registrant received a letter from the Financial Crimes Enforcement Network of the United States Department of the Treasury (“FinCEN”), stating that FinCEN is investigating the Registrant’s subsidiary, Desert Palace, Inc. (the owner of Caesars Palace), for alleged violations of the Bank Secrecy Act to determine whether it is appropriate to assess a civil penalty and/or take additional enforcement action against Caesars Palace. Additionally, the Registrant has been informed that a federal grand jury investigation regarding these matters is on-going. The Registrant intends to cooperate fully with both the FinCEN and grand jury investigations. Based on proceedings to date, the Registrant is currently unable to determine the probability of the outcome of these matters or the range of reasonably possible loss, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: October 21, 2013	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary